UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2009

CNX GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 17, 2009 the Board of Directors (the “Board”) of CNX Gas Corporation (the “Company”) adopted the Third Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately upon their adoption, to supersede and replace the existing bylaws of the Company. Section 2.8 of the Bylaws was amended to require a shareholder to follow additional specific procedures and provide additional information when submitting business to be considered by shareholders at the annual meeting of shareholders and, in particular, in the event a shareholder proposes to nominate for election a director to serve on the Board. Section 6.7 of the Bylaws was amended to provide that indemnification rights shall continue for those persons entitled to indemnification under the Company’s Bylaws even after such person has ceased serving in the position which initially entitled them to indemnification and that any bylaw amendment that amends, restricts or otherwise limits an individual’s indemnification right shall be prospective in nature only.

The above description is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.2 and incorporated herein by reference. Additionally, a copy of the Bylaws, marked to show changes to the former bylaws, is also included as Exhibit 3.2.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.2	Third Amended and Restated Bylaws of CNX Gas Corporation.

Exhibit 3.2.1	Third Amended and Restated Bylaws of CNX Gas Corporation (marked to show changes from former bylaws).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ P. Jerome Richey
P. Jerome Richey
Secretary and Executive Vice President – Corporate
Affairs and Chief Legal Officer

Dated: June 23, 2009

Exhibit Index

Exhibit 3.2	Third Amended and Restated Bylaws of CNX Gas Corporation.

Exhibit 3.2.1	Third Amended and Restated Bylaws of CNX Gas Corporation (marked to show changes from former bylaws).